Exhibit 99.2

BHAV Acquisition Corp II Announces Closing of $100 Million Initial Public Offering

Piscataway, New Jersey, October 30, 2026 (GLOBE NEWSWIRE) -- BHAV Acquisition Corp II (the “Company” or “BHAV”) today announced the closing of its previously announced initial public offering of 10,000,000 units (the “Offering”) at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one right. Each right entitles the holder to receive one-fourth (1/4) of one Class A ordinary share upon consummation of the Company’s initial business combination. The units began trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “BHAIU” on October 29, 2026. Once the securities comprising the units begin separate trading, the Class A ordinary shares and rights are expected to trade on Nasdaq under the symbols “BHAI” and “BHAIR,” respectively.

Concurrently with the closing of the Offering, the Company closed on a private placement of 225,000 private placement units purchased by BHAV Partners II LLC, the Company’s sponsor, at a price of $10.00 per unit, resulting in gross proceeds of $2,250,000. The private placement units are identical to the units sold in the Offering, subject to limited exceptions described in the prospectus relating to the Offering. Of the proceeds received from the consummation of the Offering and concurrent private placement, an amount equal to $100,500,000 (or $10.05 per unit sold in the Offering) was deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee upon the closing of the Offering.

BHAV intends to use the net proceeds from the Offering and the concurrent private placement of units to pursue and consummate a business combination. BHAV is led by Giri Devanur, Chief Executive Officer and Director, and Chaitanya Kumar Setti, Chief Financial Officer and Director.

Maxim Group LLC acted as the sole book-running manager for the Offering.

The Company has granted the underwriter a 45-day option to purchase up to 1,500,000 additional units at the Offering price less the underwriting discount to cover over-allotments, if any.

A registration statement on Form S-1 (File No. 333-299203) (as amended, the “Registration Statement”) relating to the securities to be sold in the Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2026. The Offering was made only by means of a prospectus. Copies of the prospectus relating to this Offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com, or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BHAV Acquisition Corp II

BHAV Acquisition Corp II is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the Offering and concurrent private placement of units and the Company’s search for an initial business combination. No assurance can be given that the net proceeds of the Offering and concurrent private placement of units will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the Offering with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information

BHAV Acquisition Corp II
Giri Devanur
Chief Executive Officer
E-mail: giri@bhavspac.com